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                                                                  EXHIBIT 10.34

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of the 1st day of May, 1996, by and between BALANCED CARE CORPORATION, a Delaware corporation, with its principal executive offices at 5021 Louise Drive, Suite 200, Mechanicsburg, Pennsylvania 17055, (the "Company"), and WILLIAM T. MCCARTHY, an individual residing at 386 Penn Road, Wynnewood, Pennsylvania 19096 (the "Executive").

                  WHEREAS, the Company wishes to employ the Executive as its Chief Financial Officer and the Executive wishes to be employed by the Company in such capacity, subject to the terms and conditions set forth in this Agreement.

                  NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

                   1.      POSITION AND DUTIES.

                   (a) The Company hereby agrees to, and hereby does, employ the Executive, for the term and under the terms and conditions set forth herein, to render services to the Company in the capacity of Chief Financial Officer of the Company ("CFO") and in connection therewith to perform such duties as have been previously rendered by the CFO and such other or additional duties not inconsistent with the position of CFO as may be reasonably assigned from time to time by the Board of Directors of the Company (the "Board"), the Chief Executive Officer and/or the President of the Company.

                   (b) The Executive hereby accepts employment as the CFO of the Company and agrees to render the services to the Company and perform the duties described in Section 1(a) faithfully and to the best of his ability and to devote his full business time and efforts thereto. Notwithstanding the foregoing, with the consent of the CEO, the Executive may devote a reasonable amount of time and effort to industry, community and charitable organizations.

                  2.       TERM.

                  The term of employment hereunder (the "Term") shall commence as of May 1, 1996 (the "Effective Date") and shall continue, subject to such earlier termination of the Term and the Executive's employment hereunder as is provided in Section 5 hereof, on April 30, 1998. The Term of this Agreement shall automatically renew for one year on the first anniversary date and each anniversary date thereafter (each, an "Extension Date") unless one party provides written notice to the other in a manner described in Section 7(b) hereof not later than sixty (60) days prior to the then next Extension Date of its intention not to renew the Term. The date upon

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which the Term hereof, as extended from time to time, shall expire is hereinafter referred to as the "Expiration Date."

                  3.       AGREEMENT TO HOLD CERTAIN MATTERS CONFIDENTIAL.

                  During his employment with the Company and for any subsequent period with respect to which he is entitled to receive a severance benefit under this Agreement;

                  (a) Confidentiality. The Executive shall keep secret and confidential all matters of the Company or relating to the Company, its operations and businesses which are not, as of the time immediately preceding such disclosure, in the public domain and generally known by the public and the Executive shall not disclose them to any party except with the express written consent of the Company or if the failure to disclose such would result in the imposition on the Executive of a fine, sentence or penalty for contempt of court or an administrative agency with jurisdiction.

                   (b) Equitable Relief. Executive acknowledges and agrees that any breach of this Section 3 will cause the Company irreparable injury and the Company shall have no adequate remedy at law with respect to any such breach. Executive agrees that the Company shall be entitled, in addition to any remedies it may have under this Employment Agreement or at law, to injunctive and other equitable relief to prevent or curtail any breach of the provisions of this Section 3.

                  4.       COMPENSATION AND BENEFITS.

                  The Company shall pay the Executive the following salary and grant to him the following other benefits:

                   (a) Base Salary. The Company shall pay the Executive for the Term a base salary, in equal installments in accordance with the Company's payroll practices then applicable to executive officers, at the annual rate of One Hundred Thousand Dollars ($100,000.00) ("Base Salary"); provided, however, that effective January 1, 1997, the Board shall review the rate of Base Salary and may, in its sole discretion (after considering the performance of the Executive, the financial performance of the Company, compensation paid to comparable officers by other companies in the industry and such other factors as the Board may deem relevant) increase such rate for the remaining portion of the Term.

                   (b) Annual Bonus. The Executive shall be eligible to for an annual bonus of up to 40% of his base salary subject to such terms and conditions as may be determined by the CEO and approved by the Board of Directors of the Company.

                   (c) Stock Options. The Executive will participate in the Company's Stock Option Plan (the "Option Plant") when the same is established and becomes effective in accordance with a Stock Option Agreement in the standard form adopted by the Company. The Executive shall be granted a non-qualified stock option under the Option Plan to purchase up to,


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to the extent then vested, 100,000 shares of the Company's common stock at a per share exercise price of $1.50; such stock option shall become vested and exercisable, subject to applicable securities laws, to the extent of 50,000 shares on the first anniversary of this Agreement if the Executive is then an employee of the Company and to the extent of the full amount of the stock option on the second anniversary of this Agreement if the Executive is then an employee of the Company.

                  (d) Fringe Benefits. The Executive shall enjoy and benefit under all fringe benefit plans, programs or arrangements sponsored by the Company for employees generally or for executive officers in accordance with the respective terms and conditions thereof.

                  (e) Reimbursement of Expenses. The Executive shall be entitled to reimbursement of reasonable expenses incurred in connection with the performance of his duties hereunder in accordance with the applicable policies and procedures of the Company.

                  (f) Reimbursement of Temporary Living Expenses. The Executive shall be entitled to $600 per month as reimbursement for temporary living expenses for each month commencing January 1, 1997 and on the first business day of each of the next twenty three (23) calendar months if on the first day of a relevant month the Executive is then an employee of the Company.

                  (g) Reimbursement For Disability Insurance Premiums. The Executive shall be entitled to reimbursement of disability insurance premiums he pays to the American Institute of CPA's in the amount of $468 per year in 1996 and adjusted annually for inflation.

                  (i) Vacation. The Executive shall be entitled to a vacation of four (4) weeks annually in accordance with the policies of the Company.

Notwithstanding the foregoing, the Company may, without breaching the terms of this Agreement, (i) amend any employee benefit and/or fringe benefit plan in which the Executive participates or any policy applicable to the Executive relating to reimbursement of expenses, vacations or other terms and conditions of employment generally applicable to all executive employees of the Company or
(ii) reduce the amount of base salary payable under this Agreement if, but only if, such amendment or reduction is applicable to and proportionately affects all executive employees of the Company.

                  5.       TERMINATION OF EMPLOYMENT.

This Agreement, the Term hereof and the Executive's employment and right to receive salary and other benefits (other than salary and other benefits accrued through the termination date) in accordance with Section 4 (collectively, the "Employment Rights") shall terminate on the earliest of the events described below; provided, however, that upon a termination of Employment Rights, the Stock Option Agreement shall remain in effect to the extent provided in such agreement and shall remain enforceable in accordance with its terms. In the event of any such

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termination, the Executive shall have the right to receive payments and other benefits, if any ("Severance Rights"), as set forth below in this Section 5:

                  (a) On the Expiration Date. The Executive's Employment Rights shall terminate on the then Expiration Date subject to the renewal and notice provisions and the Executive shall not be entitled to receive any Severance Rights after the expiration of the Term, as extended from time to time.

                  (b) Death or Disability. The Executive's Employment Rights shall terminate upon his death or Disability (as defined in subsection (h)(III) below) and the Executive shall have as Severance Rights the right to receive a pro-rata portion of any bonus payment which may be accrued for the year in which such death or Disability occurred. Nothing contained herein shall be deemed to prevent the receipt by the Executive or his spouse or estate, as the case may be, of any benefit payable to or with respect to such death or Disability under any plan, program or arrangement then sponsored by the Company, if applicable.

                  (c) Voluntary Resignation by the Executive. The Executive's Employment Rights shall terminate on the effective date of his voluntary resignation and he shall not be entitled to receive any Severance Rights unless such voluntary resignation is made after and as a consequence of a Change in Control of the Company, as such term is defined below.

                  (d) Cause. The Company may terminate the Executive's Employment Rights for Cause (as defined in subsection (h)(l) below) and the Executive shall not be entitled to receive any Severance Rights.

                  (e) Breach of Agreement by Executive. If the Executive materially breaches any provision of this Agreement or the ancillary agreements attached as Exhibits hereto, the Company may terminate his Employment Rights and the Executive shall not be entitled to receive any Severance Rights.

                  (f) Termination by the Company for Reasons Other Than Cause or Upon a Breach of Agreement by the Company. If the Company breaches any provision of this Agreement or the ancillary agreements attached as Exhibits hereto, the Executive may terminate his Employment Rights and he shall be entitled to receive as Severance Rights a lump sum cash payment equal to the Base Salary at the rate then in effect for the period equal to one year.

                  (g) Termination Following a Change in Control. The Executive shall be entitled to Severance Rights in the amount determined under subsection
(f) above if, within one year following a Change in Control, there occurs any of the following events:

                  (I) any involuntary termination of the Executive except for reasons relating to Cause or the Executive's material breach of this Agreement;

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                  (II) any reduction in the Executive's title, responsibilities
         (including reporting responsibilities) or authority, including as such title, responsibilities or authority may be increased from time to time;

                  (III) the assignment to the Executive of duties inconsistent with the Executive's office on the date of a Change in Control or as the same may be increased from time to time after a Change in Control;

                   (IV) any reassignment of the Executive to a location greater than one hundred (100) miles from the principal executive offices of the Company before the Change in Control;

                   (V) any reduction (including, after a Change in Control, proportional reductions affecting all employees or executive employees) in the Executive's annual base salary in effect on the date of a Change in Control or as the same may be increased from time to time after a Change in Control;

                   (VI) any failure (including, after a Change in Control, proportional failures affecting all executive employees) to continue the Executive's participation on substantially similar terms in any incentive compensation or bonus plan in which the Executive participated at the time of the Change in Control or any change or amendment to any substantive provisions of any such plan which would materially decrease the potential benefits to the Executive under any of such plans;

                  (VII) any failure (including, after a Change in Control, a proportional failure affecting all executive employees) to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident or other employee plans in which the Executive participated at the time of the Change in Control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or

                  (VIII) any requirement that the Executive travel in performance of his duties on behalf of the Company for a significantly greater period of time during any year that was required of the Executive during the year preceding the year in which the Change in Control occurred.

                  (h) Definitions. As used in this Section 5, the following terms shall have the meanings indicated:

                  (I) Cause, for purposes of, and for the duration of, this Agreement, shall mean failure to materially perform stated duties where such failure shall persist sixty (60) days after receipt by the Executive of written notice of failure received from the Company; Executive's conviction of any crime or offense involving money or other property of the Company or which constitutes a felony; Executive's performance of any act or his failure to act, for which if prosecuted and convicted, a crime or offense involving money or


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         property of the Company, or which would constitute a felony would have occurred; any unauthorized disclosure by the Executive to any person, firm or corporation other than the Company or its officers, directors or employees, of any confidential information or trade secret of the Company; any attempt by the Executive to secure any personal profit in connection with the business of the Company; the engaging by the Executive in any business other than the business of the Company which unreasonably interferes with the performance of his duties hereunder; or chronic alcoholism or drug addiction.

                  (II) Change in Control shall mean the occurrence of any the following:

                  (A) There occurs a merger, consolidation or a sale, exchange, transfer or other disposition of substantially all of the stock or assets of the Company to another entity or other person unless (1) such merger, consolidation reorganization, sale, exchange, transfer, purchase or disposition is approved in advance by the Company's Board of Directors and (2) stockholders who held at least a majority of the voting power of the Company's outstanding securities immediately prior to the consummation of any such transaction hold at least a majority of the voting power of the outstanding securities of the legal entity resulting from or existing after any such transaction and (3) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of the Board of Directors of the Company; or

                  (B) There occurs a contested proxy solicitation of the Company's stockholders which results in the contesting party obtaining the ability to elect fifty percent (50%) or more of the members of the Board of Directors standing for election at any meeting of the Company's stockholders.

                  (III) Disability shall mean the absence of the Executive from the Executive's usual and customary duties with the Company on a full-time basis for one hundred and twenty (120) consecutive days as a result of incapacity due to mental or physical illness which a physician selected by the Company determines in writing will prevent the Executive from performing substantially all of his usual and customary duties under this Agreement for a period of twelve (12) consecutive months from the onset of such incapacity.

                    (i) Notice of Termination. Any notice of termination of Employment Rights by either party hereto shall be in writing and delivered in one of the methods set forth in Section 7(b) and shall set forth in reasonable detail the reason for such termination and the effective date of such termination which shall be no less than sixty (60) days following the date such notice is delivered. No purported termination of Employment Rights shall be effective unless preceded by a notice of termination as described in this
Section 5(i).

                    (j) Preservation of Rights. The Executive's right to receive payments under this Agreement shall not decrease the amount of, or otherwise adversely affect, any benefits payable to the Executive under any plan, agreement or arrangement relating to employee benefits provided by the Company.


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                  6.       SUCCESSORS.

                    (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by his will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                    (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                    (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  7.       MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, altered or modified except by a written agreement executed by each of the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, at the address first above written or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The failure of Executive or the Company to insist upon strict compliance with any provision hereof or the failure to assert any right the Executive or the Company may


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have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right thereof by such party.

                  (f) This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

                  (g) This Agreement and the ancillary agreements comprising Exhibits A through C hereto contain the entire understanding of the Company and the Executive with respect to the subject matter hereof and thereof.

                   (h) The headings of the sections and subsections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

                   IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

ATTEST:                                     BALANCE CARE CORPORATION

/s/ Robert J. Sutton                       By: /s/ Brad E. Hollinger
----------------------------------         -------------------------------
Secretary                                  Title: CEO


WITNESS:                                    EXECUTIVE:

/s/ Robin L. Barber                         /s/ William T. McCarthy
----------------------------------         ---------------------------------
                                            William T. McCarthy


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